EXHIBIT 99.1

Jushi Holdings Inc. Announces Proposed Continuance from British Columbia to Nevada

BOCA RATON, Fla., April 24, 2026 (GLOBE NEWSWIRE) -- Jushi Holdings Inc. (“Jushi” or the “Company”) (CSE: JUSH) (OTCQX: JUSHF), a vertically integrated, multi-state cannabis operator, announced its intention to seek shareholder approval of a proposed arrangement (the "Arrangement") which involves, among other things, the continuance of the Company out from the province of British Columbia, Canada and the concurrent domestication of the Company in the State of Nevada in the United States (the "Continuance").

Chief Executive Officer, Chairman and Founder Jim Cacioppo stated, "We believe redomiciling Jushi to Nevada is a logical step in the evolution of our company. As a U.S.-focused operator, this move better aligns our corporate structure with our operations and long-term strategy. We expect the transition to streamline our organization and position Jushi to operate more efficiently while continuing to focus on disciplined growth, profitability, and delivering value to our shareholders.”

Pursuant to the proposed Arrangement, Jushi will continue from the jurisdiction of British Columbia, Canada to the jurisdiction of the State of Nevada, United States. Upon completion of the Continuance, among other things, each issued and outstanding subordinate voting share of the British Columbia-formed Jushi (the "Subordinate Voting Shares") will be deemed to represent one share of the common stock of the Nevada-continued Jushi (the "Nevada Common Stock"). Furthermore, each outstanding option or warrant to purchase Subordinate Voting Shares will, for all purposes, be automatically adjusted to become, respectively, one outstanding option or warrant to purchase an equal number of Nevada Common Stock, in each case on the same terms and conditions set forth in the applicable option or warrant.

The Arrangement, including the Continuance, is not expected to cause any material change in the Company's business or operations.

The Company intends to make available to its shareholders of record a definitive Proxy Statement (the "Proxy Statement") in the coming weeks and to seek approval of the Arrangement at the Company’s annual general and special meeting of the Shareholders (the "Meeting"). The Proxy Statement, including the plan of arrangement attached thereto, will be filed with the Canadian Securities Administrators on SEDAR+ at www.sedarplus.ca and with the SEC on Schedule 14A on EDGAR at www.sec.gov/edgar. Additional details regarding the Arrangement and the Continuance will be set out in the Proxy Statement.

To become effective, the Arrangement must be approved by 66 2/3% of the votes cast by shareholders at the Meeting.

Subject to the receipt of required approvals, including court approval and shareholder approval, the board of directors of the Company (the "Board") intends to promptly implement the Arrangement, including the Continuance and the domestication in the U.S, but reserves the right to delay consummation of the Arrangement to a time when doing so will be in the best interests of the Company. At such time, the necessary filings will be made with the Nevada Secretary of State to effect the Arrangement, including the Continuance and the domestication in Nevada. Notwithstanding the foregoing and the approval of the Company shareholders, the Board may in its discretion, without further notice to or approval of the shareholders, decide not to proceed with the Arrangement and decide not to complete the Continuance if it determines that it is not in the best interests of the Company to do so.

Following completion of the Arrangement, Jushi expects the Nevada Common Stock will be listed for trading on the Canadian Securities Exchange and quoted on the OTCQX in place of the Subordinate Voting Shares and the trading symbols to remain the same.

About Jushi Holdings Inc.

We are a vertically integrated cannabis company led by an industry-leading management team. Jushi is focused on building a multi-state portfolio of branded cannabis assets through opportunistic acquisitions, distressed workouts, and competitive applications. Jushi strives to maximize shareholder value while delivering high-quality products across all levels of the cannabis ecosystem. For more information, visit jushico.com or our social media channels, Instagram, Facebook, X, and LinkedIn.

Forward-Looking Information and Statements

This press release may contain “forward-looking statements” and “forward‐looking information” within the meaning of applicable securities laws, including Canadian securities legislation and United States (“U.S.”) securities legislation (collectively, “forward-looking information”) which are based upon the Company’s current internal expectations, estimates, projections, assumptions and beliefs. All information, other than statements of historical facts, included in this release that address activities, events or developments that the Company expects or anticipates will or may occur in the future constitutes forward‐looking information. Forward‐looking information is often identified by the words, “may”, “would”, “could”, “should”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” or similar expressions and includes, among others, information regarding: anticipated timing and benefits of the Continuance; future business strategy; competitive strengths, goals, expansion and growth of the Company’s business, operations and plans, including new revenue streams; the refinancing or securing other sources of liquidity to meet debt repayment obligations; the integration and benefits of recently acquired businesses or assets; roll out of new operations; the implementation by the Company of certain product lines; the implementation of certain research and development; the application for additional licenses and the grant of licenses that will be or have been applied for; the expansion or construction of certain facilities; the reduction in the number of our employees; the expansion into additional U.S. and international markets; any potential future legalization of adult use and/or medical marijuana under U.S. federal law; expectations of market size and growth in the U.S. and the states in which the Company operates; expectations for other economic, business, regulatory and/or competitive factors related to the Company or the cannabis industry generally; and other events or conditions that may occur in the future.

Readers are cautioned that forward‐looking information is not based on historical facts but instead is based on reasonable assumptions and estimates of the management of the Company at the time they were provided or made and such information involves known and unknown risks, uncertainties, including our ability to continue as a going concern, and other factors that may cause the actual results, level of activity, performance or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward‐looking information. Such factors include, among others: the benefits and timeline for consummating the Continuance; the limited operating history of the industry and the Company; risks related to managing the growth of the Company including completed, pending or future acquisitions or dispositions, including potential future impairment of goodwill or intangibles acquired and/or post-closing disputes; risks related to the continued performance, expansion and/or optimization of existing operations; risks related to the anticipated openings of additional dispensaries or relocation of existing dispensaries subject to licensing approval; the Company’s historical operating losses and negative operating cash flows; increasing competition in the industry; risks inherent in an agricultural business, such as the effects of natural disasters; reliance on the expertise and judgment of senior management of the Company; risks associated with cannabis products manufactured for human consumption including potential product recalls; limited research and data relating to cannabis; constraints on marketing products; risk of litigation; insurance-related risks; public opinion and perception of the cannabis industry; risks related to the economy generally; fraudulent activity by employees, contractors and consultants; risks relating to the Company’s current amount of indebtedness; risks related to not being able to reduce or refinance its debt obligations; risks related to litigation or other disputes; reliance on key inputs, suppliers and skilled labor, and third party service provider contracts; reliance on manufacturers and contractors; risks of supply shortages or supply chain disruptions; risks relating to pandemics and forces of nature; risks related to the enforceability of contracts; risks related to inflation, the rising cost of capital, and stock market instability; risks relating to U.S. regulatory landscape and enforcement related to cannabis, including political risks; risks relating to anti‐money laundering laws and regulation; cannabis-related tax risks and challenges from governmental authorities with respect to the Company’s application for Employee Retention Tax Credits (ERTC); other governmental and environmental regulation; risks related to proprietary intellectual property and potential infringement by third parties; sales of a significant amount of shares by existing shareholders; the limited market for securities of the Company; risks relating to the need to raise additional capital either through debt or equity financing; costs associated with the Company being a publicly-traded company and a U.S. and Canadian filer; risks related to co‐investment with parties with different interests to the Company; conflicts of interest and related party transactions; cybersecurity risks; and risks related to the Company’s critical accounting policies and estimates. Refer to Part I - Item 1A. Risk Factors in the Company's most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission for more information.

Although the Company has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such forward‐looking information will prove to be accurate as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on the forward‐looking information contained in this press release or other forward-looking statements made by the Company. Forward‐looking information is provided and made as of the date of this press release and the Company does not undertake any obligation to revise or update any forward‐looking information or statements other than as required by applicable law. Unless the context requires otherwise, references in this press release to “Jushi,” “Company,” “we,” “us” and “our” refer to Jushi Holdings Inc. and our subsidiaries.

Additional Information and Where to Find It

In connection with the proposed Continuance of the Company from the laws of British Columbia, Canada to the laws of the State of Nevada in the United States, the Company will file relevant materials with the Securities and Exchange Commission (the “SEC”) and on SEDAR+, including a preliminary proxy statement , which will be filed with the SEC on April 24, 2026, and a definitive proxy statement on Schedule 14A to be filed with the SEC. Following the filing of the definitive proxy statement with the SEC, the Company will mail the Notice of Internet Availability of Proxy Materials and, if requested, the Proxy Statement and a proxy card to each shareholder entitled to vote at the Meeting relating to the proposed Continuance. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS RELATING TO THE PROPOSED CONTINUANCE THAT WILL BE FILED WITH THE SEC AND ON SEDAR+ OR INCORPORATED BY REFERENCE THEREIN WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED CONTINUANCE. Investors and shareholders will be able to obtain copies of the Proxy Statement (when available) and other documents filed by the Company with the SEC, without charge, on the “Investors” section of the Company's website at https://ir.jushico.com/, SEDAR+ at www.sedarplus.ca and the SEC's website at www.sec.gov.

Participants in the Solicitation

The Company and certain of its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed Continuance. Information about the Company’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is contained in the Company’s Form 10-K/A filed with the SEC and on SEDAR+ on April 14, 2026 and in the Proxy Statement. Shareholders may obtain additional information regarding the interests of such participants by reading the Proxy Statement and other relevant materials regarding the proposed Continuance to be filed with the SEC and on SEDAR+ or incorporated by reference therein when they become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions.

For further information, please contact:

Jushi Investor Relations
Trent Woloveck
Co-Chief Strategy Director
614-271-4349
trent@jushico.com
investors@jushico.com